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
                                                               Exhibit 12.1


                             Boston Edison Company
               Computation of Ratio of Earnings to Fixed Charges
                     Twelve Months Ended September 30, 1996
                                 (in thousands)


Net income from continuing operations               $126,744

Income taxes                                          75,649

Fixed charges                                        119,071
                                                    --------

     Total                                          $321,464
                                                    ========

Interest expense                                    $110,571
Interest component of rentals                          8,500
                                                    --------

     Total                                          $119,071
                                                    ========

Ratio of earnings to fixed charges                      2.70
                                                        ====
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